SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report February 28, 2001
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                                 JETSTREAM, L.P.
                                 ---------------
             (Exact name of registrant as specified in its charter)



       Delaware                           0-16836               84-1053359
       --------                           -------               ----------
State or other jurisdiction              Commission             IRS Employer
of incorporation or organization         File Number         Identification No.


3 World Financial Center, 29th Floor
New York, NY     Attn.:  Andre Anderson                           10285
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Address of principal executive offices                          Zip Code



Registrant's telephone number, including area code (212) 526-3183
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JETSTREAM, L.P.


Item 2.    Disposition of Assets

On February 28, 2001, JetStream, L.P. (the "Partnership") sold its 727-200 aircraft to Spinnaker Capital LLC (the "Buyer"), an unaffiliated entity, for a gross selling price of $250,000 (the "Sale"). In addition, the Partnership was released of the liabilities previously reserved in connection with the aircraft. The selling price was determined by arm's length negotiations between the Partnership and the Buyer.

The General Partners intend to pay a final distribution to the Unitholders representing the net proceeds from the Sale and the Partnership's remaining cash reserves (after payment of or provision for the Partnership's liabilities and expenses, and the establishment of a reserve for contingencies, if any) and dissolve the Partnership in March 2001.


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JETSTREAM, L.P.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                              JETSTREAM, L.P.


                              BY:  JET AIRCRAFT LEASING INC.
                                   Administrative General Partner


Date:  March 28, 2001              BY:     /s/Rocco F. Andriola
                                           -------------------------------------
                                   Name:   Rocco F. Andriola
                                   Title:  President and Chief Financial Officer


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